Exhibit 10.3

SELECT INTERIOR CONCEPTS, INC.

FORM OF PHANTOM STOCK AGREEMENT

1. Award of Phantom Stock. SELECT INTERIOR CONCEPTS, INC., a Delaware corporation (the “Company”) hereby grants, as of              (the “Date of Grant”), to              (the “Recipient”), a phantom unit award with respect to              shares of the Company’s common stock (collectively the “Phantom Stock”). The Phantom Stock is intended to be, and shall be construed as, Other Stock-Based Awards as defined in the Select Interior Concepts, Inc. 2017 Incentive Compensation Plan, as may be amended from time to time (the “Plan”), which is incorporated herein for all purposes, and, therefore, shall be subject to the terms, provisions and restrictions set forth therein and in this Agreement. As a condition to entering into this Agreement, and as a condition to the grant of such Phantom Stock, the Recipient agrees to be bound by all of the terms and conditions herein and in the Plan.

2. Vesting of Phantom Stock.

(a) Except as otherwise provided in Section 2(b) or Section 2(c) of this Agreement or in the Plan, the Phantom Stock shall vest in the following amounts and at the following times (the “Vesting Date(s)”), provided that the Recipient’s Continuous Service with the Company and its Related Entities continues through and on the applicable Vesting Dates (except as otherwise provided herein):

Phantom Stock Units	Vesting Date

Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date. Except as specified in this Agreement, upon the termination of the Recipient’s Continuous Service with the Company and its Related Entities, any unvested portion of the Phantom Stock shall be forfeited and returned back to the Company for no consideration.

(b) Acceleration of Vesting at Company Discretion.

Notwithstanding any other term or provision of this Agreement, the Committee shall be authorized, in its sole discretion, based upon its review and evaluation of the performance of the Recipient and of the Company, to accelerate the vesting of any portion of the Phantom Stock under this Agreement, at such times and upon such terms and conditions as the Committee shall deem advisable.

3. Settlement of Phantom Stock. To the extent not previously forfeited pursuant to Section 4 hereof, the vested portion of the Phantom Stock (determined in accordance with Section 2 above) shall be automatically be settled, in cash, on such applicable Vesting Date (each such date, a “Settlement Date”).

4. Forfeiture. If the Recipient’s Continuous Service with the Company and the Related Entities is terminated for any reason, the unvested portion of the Phantom Stock shall be forfeited immediately upon such termination of Continuous Service and revert back to the Company without any payment to the Recipient.

5. Payment Upon Settlement of Phantom Stock. Upon the first payroll date immediately following the Settlement Date, the Company shall pay to the Recipient a lump sum cash payment in an amount equal to the number of vested shares of Phantom Stock multiplied by the Fair Market Value of a Share as of the Settlement Date, less applicable withholding and employment taxes (the “Phantom Award Value”).

6. Adjustments.

(a) Adjustments to Shares. If at any time while this Agreement is in effect (or Phantom Stock granted hereunder shall be or remain unvested while Recipient’s Continuous Service continues and has not yet terminated or ceased for any reason), there shall be any increase or decrease in the number of issued and outstanding Shares of the Company through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of such Shares, then and in that event, the Board or the Committee shall make any adjustments it deems fair and appropriate, in view of such change, in the number of units of Phantom Stock then subject to this Agreement.

(b) No Restrictions on Certain Transactions. Notwithstanding any term or provision of this Agreement to the contrary, the existence of this Agreement, or of any outstanding Phantom Stock awarded hereunder, shall not affect in any manner the right, power or authority of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger, consolidation or similar transaction by or of the Company; (iii) any offer, issue or sale by the Company of any capital stock of the Company, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the Phantom Stock and/or that would include, have or possess other rights, benefits and/or preferences superior to those that the Phantom Stock includes, has or possesses, or any warrants, options or rights with respect to any of the foregoing; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company; or (vi) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).

Transferability. Unless otherwise determined by the Committee, the Phantom Stock is not transferable, otherwise than by will or under the applicable laws of descent and distribution. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Recipient. Except as otherwise permitted pursuant to the first sentence of this Section, any attempt to effect a Transfer of any portion of the Phantom Stock shall be void ab initio. For purposes of this Agreement, “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

7. Amendment, Modification & Assignment; Non-Transferability. This Agreement may only be modified or amended in a writing signed by the parties hereto. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement. Unless otherwise consented to in writing by the Company, in its sole discretion, this Agreement (and Recipient’s rights hereunder) may not be assigned, and the obligations of Recipient hereunder may not be delegated, in whole or in part. The rights and obligations created hereunder shall be binding on the Recipient and his heirs and legal representatives and on the successors and assigns of the Company.

8. Complete Agreement. This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

9. Miscellaneous.

(a) Unfunded Agreement. All obligations of the Company under this Agreement shall be paid by the Company from its general assets. It is intended that this Agreement shall constitute an “unfunded” arrangement for a select group of management or highly compensated employees under the Employee Retirement Income Security Act of 1974, as amended. Any assets acquired by the Company relating to this Agreement shall be subject to the claims of the Company’s creditors, shall be considered general assets of the Company and shall not be subject to any claims by the Recipient. Nothing contained in this Agreement shall be interpreted to grant to the Recipient any right, title or interest in any assets of the Company or its Related Entities, and the Recipient shall be an unsecured general creditor of the Company with respect to any rights he or she may have under this Agreement.

(b) No Right to (Continued) Employment or Service. This Agreement and the grant of Phantom Stock hereunder shall not confer, or be construed to confer, upon the Recipient any right to employment or service, or continued employment or service, with the Company or any Related Entity.

(c) No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company or any Related Entity from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

(d) Severability. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of Phantom Stock hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

(e) Taxes; Section 409A. The Company or any of its Related Entities shall withhold from any payment due under this Agreement any taxes required to be withheld under applicable Federal, state or local tax laws or regulations. In addition, this Agreement is intended to comply with the requirements of Section 409A of the Code and the regulations promulgated thereunder (“Section 409A”) and to the extent administratively practicable, the Agreement shall be construed in a manner consistent with the requirements thereunder. If and to the extent that the benefits under this Agreement are not deemed to comply with the requirements of Section 409A, the Recipient and the Company shall negotiate reasonably and in good faith to amend the terms of such benefits and rights such that they comply with Section 409A.

(f) Law Governing. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware (without reference to the conflict of laws rules or principles thereof).

(g) Interpretation. The Recipient accepts the Phantom Stock subject to all of the terms, provisions and restrictions of this Agreement and the Plan. The undersigned Recipient hereby accepts as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under this Agreement or the Plan.

(h) Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

(i) Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at 4900 East Hunter Avenue, Anaheim, California 92807, or if the Company should move its principal office, to such principal office, and, in the case of the Recipient, to the Recipient’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

(j) Non-Waiver of Breach. The waiver by any party hereto of the other party’s prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.

(k) Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the              day of                                     , 20        .

COMPANY:

SELECT INTERIOR CONCEPTS, INC.

By:
Name: Tyrone Johnson
Title: Chief Executive Officer

Agreed and Accepted:

RECIPIENT:

By:
Name: